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                                                                  EXHIBIT (a)(5)

                          OFFER TO PURCHASE FOR CASH

                    ALL OUTSTANDING SHARES OF COMMON STOCK
          (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)

                                      OF

                        WESLEY JESSEN VISIONCARE, INC.

                                      AT

                             $38.50 NET PER SHARE

                                      BY

                             WJ ACQUISITION CORP.
                    AN INDIRECT WHOLLY OWNED SUBSIDIARY OF

                                  NOVARTIS AG


    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
       CITY TIME, ON MONDAY, JULY 3, 2000, UNLESS THE OFFER IS EXTENDED.


                                                                   June 6, 2000

To Our Clients:

   Enclosed for your consideration is an Offer to Purchase, dated June 6, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by WJ Acquisition Corp., a Delaware corporation ("Purchaser") and an indirect wholly owned subsidiary of Novartis AG, a Swiss corporation ("Parent"), to purchase all the shares of common stock, par value $0.01 per share ("Common Stock") of Wesley Jessen VisionCare, Inc., a Delaware corporation (the "Company"), that are issued and outstanding, together with the associated preferred share purchase rights (the "Rights" and, together with the Common Stock, the "Shares") issued pursuant to the Rights Agreement dated as of November 16, 1999, as amended, between the Company and American Stock Transfer and Trust Company, as Rights Agent, for $38.50 per share (such amount being the "Per Share Amount"), net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase.

   WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

   We request instructions as to whether you wish to have us tender on your behalf any or all Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

   Your attention is directed to the following:

     1. The offer price is $38.50 per Share, net to you in cash, without interest thereon.

     2. The Offer is being made for all of the outstanding Shares.

     3. The Board of Directors of the Company has unanimously determined that the Merger Agreement and the transactions contemplated thereby, including each of the Offer and the Merger, are fair to, and in the best interest of, the holders of Shares, has approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, including each of the Offer and the Merger, and has resolved to recommend that the holders of Shares accept the Offer and tender their Shares pursuant to the Offer.

     4. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, JULY 3, 2000, UNLESS THE OFFER IS EXTENDED.
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     5. The Offer is conditioned upon, among other things, (i) there having been validly tendered and not withdrawn prior to the expiration of the Offer at least the number of Shares that shall constitute 51% of the then outstanding Shares on a fully diluted basis (including, without limitation, all Shares issuable upon the conversion of any convertible securities or upon the exercise of any options, warrants, or rights) and (ii) any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, having expired or been terminated prior to the expiration of the Offer.

     6. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Purchaser pursuant to the Offer.

   The Offer is being made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. Purchaser is not aware of any jurisdiction where the making of the Offer is prohibited by any administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by Lehman Brothers Inc., as Dealer Manager, or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

   IF YOU WISH TO HAVE US TENDER ANY OR ALL OF YOUR SHARES HELD BY US FOR YOUR ACCOUNT, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE INSTRUCTION FORM CONTAINED IN THIS LETTER. AN ENVELOPE IN WHICH TO RETURN YOUR INSTRUCTIONS TO US IS ENCLOSED. IF YOU AUTHORIZE THE TENDER OF YOUR SHARES, ALL SUCH SHARES WILL BE TENDERED UNLESS OTHERWISE SPECIFIED IN YOUR INSTRUCTIONS. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.


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          INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH

                    ALL OUTSTANDING SHARES OF COMMON STOCK
          (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)

                                      OF

                        WESLEY JESSEN VISIONCARE, INC.

                                      BY

                             WJ ACQUISITION CORP.
                    AN INDIRECT WHOLLY OWNED SUBSIDIARY OF

                                  NOVARTIS AG

   The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated June 6, 2000, and the related Letter of Transmittal (which, together with the Offer to Purchaser and any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by WJ Acquisition Corp., a Delaware corporation and an indirect wholly owned subsidiary of Novartis AG, a Swiss corporation, to purchase all the shares of common stock, par value $0.01 per share ("Shares"), of Wesley Jessen VisionCare, Inc., a Delaware corporation, that are issued and outstanding.

   This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.


 Number of Shares To Be
 Tendered*:

 _______________________ Shares

 Dated: ________________ , 2000

 SIGN HERE

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                                 SIGNATURE(S)

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                        PLEASE TYPE OR PRINT NAMES(S)

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                         PLEASE TYPE OR PRINT ADDRESS

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                        AREA CODE AND TELEPHONE NUMBER

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              TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER

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*  Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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